EXHIBIT 32.1

Certificate Pursuant to 18 U.S.C Section 1350, as adopted pursuant to
Section 906 of Sarbanes – Oxley Act of 2002
CERTIFICATION OF CEO

In connection with the quarterly report on Form 10-Q/A of Apyx Medical Corporation (the "Company") for the period ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2020	By:	/s/ Charles D. Goodwin II
Charles D. Goodwin II
President and Chief Executive Officer